UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

SENTINELONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Castro Street

Suite 400

Mountain View

California

94041

(Address, including zip code, of

principal executive offices)

Registrant’s telephone number, including area code: (855) 868-3733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On October 16, 2026, SentinelOne, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $1,250,000,000 aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $187,500,000 aggregate principal amount of the Notes (the “Option”). The Notes were issued pursuant to an indenture, dated October 16, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general senior unsecured obligations of the Company and will mature on October 1, 2031, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. Special interest will accrue on the Notes in the circumstances and at the rates provided in the Indenture. Any special interest will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2027 (if and to the extent that special interest is then payable on the Notes). Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2031 only under the following circumstances: (1) during any fiscal quarter of the Company commencing after the Company’s fiscal quarter ending on January 31, 2027 (and only during such fiscal quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “common stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 150% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called, in the case of an optional redemption (as defined below)) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after July 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 32.0379 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $31.21 per share of common stock). The initial conversion price of the Notes represents a premium of approximately 30.0% over the last reported sale price of $24.01 per share of the common stock on the New York Stock Exchange on October 13, 2026. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period (as set forth in the Indenture), as the case may be.

The Company may not redeem the Notes prior to October 9, 2029, except in the event of a cleanup redemption (as defined below). The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on a redemption date on or after October 9, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of the common stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption (such redemption, an “optional redemption”). If the Company elects to redeem less than all of the outstanding Notes in an optional redemption, at least $100,000,000 aggregate principal amount of Notes must be outstanding and not subject to such optional redemption as of, and after giving effect to, delivery of the relevant notice of redemption (such limitation, the “partial redemption limitation”). In addition, subject to certain conditions described in the Indenture, the Company may redeem for cash all, but not less than all, of the Notes at any time prior to the 31st scheduled trading day immediately preceding the maturity date, if the aggregate principal amount of the Notes that remains outstanding as of the date the Company sends the related notice of redemption is less than $100,000,000 (such redemption, a “cleanup redemption”). The redemption price for any optional redemption or cleanup redemption will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the relevant redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default. The following events are considered “events of default” under the Indenture:

•	default in any payment of special interest, if any, on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon cleanup redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;

•	failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction when due and such failure continues for three business days;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•	failure by the Company to comply with any of the other agreements in the Notes or the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•	default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $80,000,000 (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid special interest, if any, on, all of the Notes then outstanding shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of and accrued and unpaid special interest, if any, on all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to the Company’s failure to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries) (each, a “business combination event”), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such business combination event, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Capped Call Transactions

On October 13, 2026, in connection with the pricing of the Notes, and on October 14, 2026, in connection with the exercise in full by the initial purchasers of the Option, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers or affiliates thereof and certain other financial institutions (the “option counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions cover, subject to customary adjustments, the number of shares of common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $48.02 per share of common stock (which represents a premium of 100.0% over the last reported sale price of the common stock of $24.01 per share on the New York Stock Exchange on October 13, 2026), and is subject to certain adjustments under the terms of the capped call transactions.

Proceeds

The Company’s net proceeds from the Offering, including the exercise in full by the initial purchasers of the Option, were approximately $1,408 million after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company used approximately $151.4 million of the net proceeds to pay the cost of the capped call transactions described above. The Company used approximately $150.0 million of the net proceeds to repurchase shares of its common stock from purchasers of the Notes in the Offering in privately negotiated transactions with or through one of the initial purchasers or its affiliates concurrently with the pricing of the Notes (the “Share Repurchases”). The Company expects to use the remainder of the net proceeds for general corporate purposes, additional repurchases of its common stock, working capital, capital expenditures, and potential acquisitions and strategic transactions or investments involving businesses, technologies, or products that the Company may identify from time to time.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated October 13, 2026 by and among the Company and the representatives of the initial purchasers.

The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a registration statement for the resale of the Notes or any shares of common stock issuable upon conversion of the Notes.

Based on the initial conversion rate, the Notes are convertible into 46,054,481 shares of common stock and, in limited circumstances, are convertible into a maximum of 59,870,868 shares of common stock. The Notes are subject to customary anti-dilution adjustment provisions. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 8.01 Other Events.

Share Repurchases

Concurrently with the pricing of the Notes, the Company used approximately $150.0 million of the net proceeds from the Offering to repurchase approximately 6.2 million shares of its common stock in the Share Repurchases. The purchase price per share of the common stock repurchased in the Share Repurchases was equal to the closing price per share of the common stock on the New York Stock Exchange on October 13, 2026, which was $24.01 per share. The Share Repurchases are expected to settle on or about October 16, 2026.

Press Releases

On October 13, 2026, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 14, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated use of proceeds from the Offering, the effects of the Share Repurchases, and expectations regarding the effect of the capped call transactions and the actions of the option counterparties and their respective affiliates. In some cases, forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “aims,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this Current Report on Form 8-K are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others, those risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026, each filed with the U.S. Securities and Exchange Commission (the “SEC”), and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this Current Report on Form 8-K in the event of new information, future developments or otherwise. These forward-looking statements are based on the Company’s current expectations and speak only as of the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 16, 2026, by and between SentinelOne, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of Global Note, representing SentinelOne, Inc.’s 0.00% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Transactions.

99.1	Press release titled “SentinelOne Announces Proposed Private Placement of $1.25 Billion of Convertible Senior Notes Due 2031”.

99.2	Press release titled “SentinelOne Announces Pricing of Offering of $1.25 Billion of 0.00% Convertible Senior Notes Due 2031”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: October 16, 2026	By:	/s/ Sonalee Parekh
Sonalee Parekh
Chief Financial Officer